Calculation of Filing Fee Tables
S-1
Heritage Distilling Holding Company, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	152,498,518	$ 0.6691	$ 102,036,758.39		$ 14,091.28
Fees Previously Paid	2	Equity	Common Stock issuable upon the exercise of warrants	Other	266,858,967	$ 0.6691	$ 178,555,334.82		$ 24,658.49
Fees Previously Paid	3	Equity	Common Stock issuable upon the settlement of the Company's outstanding restricted stock units	Other	2,500,000	$ 0.6691	$ 1,672,750.00		$ 231.01
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 282,264,843.21		$ 38,980.78
			Total Fees Previously Paid:						$ 29,713.09
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,267.69
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), of Heritage Distilling Holding Company, Inc. (the "Company") that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's Common Stock on October 14, 2025, a date within five (5) business days of the filing of this registration statement. All the shares of Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders. On August 26, 2025, the Company paid a registration fee of $29,713.09 in connection with the initial filing of this registration statement. In accordance with the Securities Act and the rules promulgated thereunder, the Company is permitted to recalculate the total filing fee due for this registration statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the registration statement. The offset claimed is listed under "Total Fees Previously Paid."

[2]	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover the Shares of Common Stock of the Company that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's Common Stock on October 14, 2025, a date within five (5) business days of the filing of this registration statement. All the shares of Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders. On August 26, 2025, the Company paid a registration fee of $29,713.09 in connection with the initial filing of this registration statement. In accordance with the Securities Act and the rules promulgated thereunder, the Company is permitted to recalculate the total filing fee due for this registration statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the registration statement. The offset claimed is listed under "Total Fees Previously Paid."

[3]	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover the Shares of Common Stock of the Company that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's Common Stock on October 14, 2025, a date within five (5) business days of the filing of this registration statement. All the shares of Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders. On August 26, 2025, the Company paid a registration fee of $29,713.09 in connection with the initial filing of this registration statement. In accordance with the Securities Act and the rules promulgated thereunder, the Company is permitted to recalculate the total filing fee due for this registration statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the registration statement. The offset claimed is listed under "Total Fees Previously Paid."

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A